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                                                                 EXHIBIT 21.1





                        SUBSIDIARIES OF THE REGISTRANT
                        ------------------------------




                                                      JURISDICTION OF
         NAME OF SUBSIDIARY                            INCORPORATION
         ------------------                           ---------------
         Level 8 Technologies, Inc.                   New York

         ProfitKey International, Inc.                Delaware